Exhibit 99.2

Unaudited Financial Statements of Universal Harvester Co., Inc.

Universal Harvester Co., Inc.

Balance Sheet

Unaudited

	March 31, 2012	March 31, 2011
Assets
Current assets:
Cash	$5,672	$21,101
Accounts receivable-customers, net of allowance for doubtful accounts of $4,570 and $1,500 in 2012 and 2011, respectively	595,937	546,464
Inventories, net	1,035,016	1,083,333
Other current assets	20,595	27,597
Total current assets	1,657,221	1,678,494
Property, plant, and equipment, net	646,499	688,769
Total assets	$2,303,720	$2,367,263
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term debt	$65,914	$52,048
Accounts payable	115,620	311,855
Loans from shareholders	180,000	220,556
Capital lease obligations	5,915	14,642
Accrued expenses	79,260	93,834
Total current liabilities	446,708	692,934
Long-term liabilities
Line of credit	415,000	525,000
Term debt, excluding current portion	934,079	1,005,169
Total liabilities	1,795,787	2,233,103
Stockholders’ equity:
Common stock – $100.00 par value. Authorized 2,500 shares; 36 shares issued and outstanding	3,598	3,598
Treasury stock	(362,490)	(362,490)
Additional paid-in capital	1,838	1,838
Retained earnings	864,987	491,214
Total stockholders’ equity	507,933	134,160
Total liabilities and stockholders’ equity	$2,303,720	$2,367,263

Please see notes to financial statements.

Universal Harvester Co., Inc.

Statement of Operations

Three Months Ended March 31, 2012 and March 31, 2011

Unaudited

	Three Months Ended	Three Months Ended

	March 31,	March 31,
	2011	2011
Net sales	$1,300,287	$940,039
Cost of goods sold	918,005	652,580
Gross profit	382,283	287,459
Expenses:
General, administrative, and selling	84,048	94,518
Total expense	84,048	94,518
Income from operations	298,234	192,941

Interest expense	(17,993)	(10,339)
Total other income (expense)	(17,993)	(10,339)
Net income	$280,241	$182,602

Net income per share:
Basic net income per share	$7,784	$5,072
Diluted net income per share	$7,784	$5,072
Weighted average outstanding shares used to compute basic net income per share	36	36
Weighted average outstanding shares used to compute diluted net income per share	36	36

 Please see notes to financial statements.

Universal Harvester Co., Inc.

Statement of Cash Flow

Three Months Ended March 31, 2012 and March 31, 2011

Unaudited

	March 31,	March 31,
	2012	2011
Cash flows from operations:
Net income	$280,241	$182,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	19,645	18,564
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(200,000)	(351,635)
Inventories	(97,225)	(153,364)
Other current assets	(13,097)	(13,283)
Increase (decrease) in:
Accounts payable	(55,903)	255,389
Accrued expenses	(7,980)	(13,570)
Net cash provided by operating activities	(74,319)	(75,297)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(11,940)	-
Net cash (used in) investing activities	(11,940)	-
Cash flows from financing activities:
Proceeds from line of credit borrowings	-	525,000
Repayments of line of credit	(15,000)	(2,800)
Payments of notes payable to bank	(21,486)	(155,428)
Payments of notes payable to lender	-	(1,450,000)
Payments of capital leases	(2,310)	(2,063)
Proceeds from term debt	-	1,075,000
Proceeds from stock holder debt	-	217,000
Distributions to stock holders	-	(216,555)
Net cash (used in) provided by financing activities	(38,796)	(9,846)
Net increase (decrease) in cash	(125,055)	(85,143)
Cash at beginning of period	130,727	106,244
Cash at end of period	$5,672	$21,101

Supplemental disclosures of cash flow information:
Cash paid/(received) during the period for:
Interest	$50,211	$16,737
Income taxes	-	-

Please see notes to financial statements.

 Universal Harvester Co., Inc.

Notes to Financial Statements

(1)	Summary of Significant Accounting Policies

Statement Presentation

The foregoing financial statements of the Company are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods.

(2)	Allowance for Doubtful Accounts

A summary of the Company’s activity in the allowance for doubtful accounts is as follows for the three months ended March 31, 2012 and March 31, 2011:

	March 31, 2012	March 31, 2011
Balance, beginning	$4,570	$476
Provision charged to expense	-	1,403
Less amounts charged-off	-	(379)
Balance, ending	$4,570	$1,500

(3)	Inventories

As of March 31, 2012 and March 31, 2011 our major classes of inventory are:

	March 31, 2012	March 31, 2011
Raw materials	$1,096,073	$1,144,390
Work in process	-	-
Finished goods	-	-
	$1,096,073	$1,144,390
Less: Reserves	(61,057)	(61,057)
	$1,035,016	$1,083,333

(4)	Property, Plant, and Equipment

As of March 31, 2012 and March 31, 2011 our major classes of property, plant, and equipment are:

	March 31, 2012	March 31, 2011
Land	$35,000	$35,000
Buildings and improvements	783,858	783,858
Manufacturing machinery and equipment	591,799	591,799
Trucks and automobiles	21,740	9,800
Furniture and fixtures	40,493	40,493
	1,472,890	1,460,950
Less accumulated depreciation	(826,391)	(772,181)
Property, plant and equipment	$646,499	$688,769

Depreciation expense totaled $19,645 for the fiscal quarter ended March 31, 2012 and $18,564 for the fiscal quarter ended March 31, 2011.

(5)     Accrued Expenses

As of March 31, 2012 and March 31, 2011 our major components of accrued expenses are:

	March 31, 2012	March 31, 2011
Accrued Property Taxes	$31,926	$32,027
Accrued Warranty Costs	22,143	23,770
Salaries, wages, and related costs	17,770	31,957
Other	7,421	6,080
	$79,260	$93,834

(6)	Product Warranty

The Company offers warranties of various lengths to its customers depending on the specific product and terms of the customer purchase agreement. The average length of the warranty period is 1 year from date of purchase. The Company’s warranties require it to repair or replace defective products during the warranty period at no cost to the customer. The Company records a liability for estimated costs that may be incurred under its warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. Although historical warranty costs have been within expectations, there can be no assurance that future warranty costs will not exceed historical amounts.

Changes in the Company’s product warranty liability for the quarters ended March 31, 2012 and March 31, 2011 are as follows:

	March 31, 2012	March 31, 2011
Balance, beginning	$22,143	$24,313
Settlements made in cash or in-kind	-	16,783
Warranties issued	-	(17,326)
Balance, ending	$22,143	$23,770

(7)	Loan and Credit Agreements

The Company has a $725,000 revolving line of credit with US Bank (the “Line of Credit”) which is scheduled to mature on January 31, 2014.  Effective January 31, 2011, the Company executed the Line of Credit with US Bank.  The Line of Credit is renewable with advances funding the Company’s working capital and letter of credit needs.  The interest rate is .25% plus US Bank’s prime interest rate, adjusted daily, with a minimum rate of 4.00%.  As of March 31, 2012 and March 31, 2011, the interest rate was the minimum of 4.0%. Monthly interest-only payments are required and the unpaid principal is due on the maturity date.  As of March 31, 2012 and March 31, 2011, the Company had borrowed $415,000 and $525,000, respectively, against the Line of Credit.  The available amounts remaining on the Line of Credit was $310,000 on March 31, 2012.  The borrowing base limits advances to the lesser of the “Reducing loan amounts” as provided below or the current Borrowing Base. The Borrowing Base limits advances to 80% of the face amount of accounts receivable less than 60 days and 50% of borrowers cost of inventory. The Company’s obligations under the Line of Credit are evidenced by a Revolving Credit Agreement (Agreement) effective January 31, 2011 and certain other ancillary documents.

Line of Credit Reducing Loan Amounts
Amount	Dates
$725,000	January 31, 2011 thru January 24, 2012
$625,000	January 25, 2012 thru January 24, 2013
$525,000	January 25, 2014 thru January 24, 2014
$425,000	January 25, 2014 thru January 31, 2014

On January 31, 2011, the Company obtained a term loan from US Bank in the amount of $876,000 (the “Term Loan 1”). The loan had an outstanding principal balance of $847,000 as of March 31, 2012 and of $874,000 as of March 31, 2011. This note matures on January 10, 2016 and bears fixed interest at 5.36%. Monthly principal and interest payments in the amount of $6,003 are required, with final payment of principal and accrued interest in the amount of $745,672 due on January 10, 2016. This note is collateralized by the building and real estate as defined by the loan agreements and personal guaranties by the shareholders.

On January 5, 2011, the Company obtained a term loan from US Bank in the amount of $199,000 (the “Term Loan A”). The loan had an outstanding principal balance of $152,993 as of March 31, 2012 and of $183,217 as of March 31, 2011. This note matures on December 25, 2015 and bears fixed interest at 4.55%. Monthly principal and interest payments in the amount of $3,717 are required, with final payment of principal and accrued interest in the amount of $7,289 due on December 25, 2015. This note is collateralized by inventory, equipment, and other tangible and intangible assets. The Company’s obligations under the term loan are evidenced by a Business Security Agreement effective January 31, 2011 and certain other ancillary documents.

The Line of Credit, Term Loan 1, and Term Loan A were obtained to pay off principal and interest amounts for outstanding loans to Ames Community Bank of $150,000 and W.R. Tout Trust of $1,450,000.

Each of the Company’s loans from US Bank are governed by an agreement which requires the Company to comply with certain financial and reporting covenants. The Company must provide internally prepared quarterly and annual financial statements, tax returns, and agings of accounts receivable. The Company must also maintain a Cash Flow Coverage Ratio of 1.5 to 1 at the end of each calendar month.

If the Company (as guarantors) commits an event of default under the any Loan Agreement and fails or is unable to cure that default, the interest rates would increase by 5.0%.

On March 3, 2011 the Company obtained loans from shareholders in the aggregate principal amount of $216,556, which was added to a then-outstanding aggregate loan balance of $4,000 from the shareholders, for a total aggregate principal loan amount of $220,556 (the "Shareholder Loans"). The Company repaid $40,556 of the Shareholder Loans on May 3, 2011. As of December 31, 2011, the total outstanding balance of the Shareholder Loans was $180,000, which was payable to each shareholder during the 2012 fiscal year. Each loan accrued interest at a fixed rate of 6%.

A summary of the Company’s term debt is as follows:

	March 31, 2012	March 31, 2011
US Bank Loan Payable in monthly installments of $6,003 including interest at 5.36%, due January 10, 2016	$847,000	$874,000

US Bank Loan Payable in monthly installments of $3,717 including interest at 4.55%, due December 25, 2015	152,993	183,217

Ardis Heidebrink Shareholder Loan Payable, including interest at 6%, due December 31, 2012	90,000	110,278

Francis Murray Buchheit Shareholder Loan Payable, including interest at 6%, due December 31, 2012	90,000	110,278
Total term debt	1,179,993	1,277,773
Current Portion	(65,914)	(52,048)
Current Portion Loan to Shareholder	(180,000)	(220,556)
Term debt, excluding current portion	934,079	1,005,169

(8) Disclosures About the Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2012 and March 31, 2011, the carrying amount approximates fair value for cash, accounts receivable, accounts payable, notes payable to bank, and other current liabilities. The carrying amounts approximate fair value because of the short maturity of these instruments. The fair value of the Company’s installment term loans payable also approximate recorded value because the interest rates charged under the loan terms are not substantially different than current interest rates.

(9) Subsequent Events

On May 10, 2012, the Company sold all of its assets and all of its employees were hired by Universal Harvester by Art’s Way, Inc., a subsidiary of Art’s Way Manufacturing Co., Inc.